                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 JULY 8, 1997
              --------------------------------------------------
               Date of Report--Date of Earliest Event Reported)

                             THOUSAND TRAILS, INC.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

         DELAWARE                      0-19743                75-2138671
-----------------------------       --------------       --------------------
(State or Other Jurisdiction         (Commission            (IRS Employer
     of Incorporation)               File Number)         Identification No.)

               2711 LBJ FREEWAY, SUITE 200, DALLAS, TEXAS  75234
              ---------------------------------------------------
                   (Address of Principal Executive Offices)

                                (972) 243-2228
              ---------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                           EXHIBIT INDEX ON PAGE 5.

          ITEM 5.  OTHER EVENTS

   On June 25, 1997, Thousand Trails, Inc., a Delaware corporation, (the "Company") accepted for purchase $13.4 million principal amount of its Senior Subordinated Pay-In-Kind Notes Due 2003 ("PIK Notes"), tendered to it in its Dutch auction tender offer ("Offer"). The Company funded the Offer through an amendment to its loan and security agreement (the "Loan Agreement") with Foothill Capital Corporation ("Foothill").

PURCHASE OF PIK NOTES
---------------------

   Pursuant to the Offer, which commenced on May 20, 1997, a registered holder of PIK Notes could tender its PIK Notes at a range of $800 per $1,000 of principal amount to $900 per $1,000 of principal amount, plus a percentage of accrued interest equal to the percentage of principal at which such PIK Notes were tendered. A total of $32.5 million principal amount of PIK Notes were tendered in the Offer. Of these, the Company purchased $13.4 million principal amount, at an average price of $897 per $1000 principal amount or an aggregate price of $12 million, plus $640,000 for accrued interest. Immediately after the purchase, $29.2 million aggregate principal amount of PIK Notes were outstanding. To purchase the PIK Notes, the Company borrowed $12,640,000 under the Loan Agreement. Immediately after the purchase, $13,179,142 principal amount was outstanding under the Loan Agreement.

LOAN AGREEMENT AMENDMENT
------------------------

   In order to permit the Company to make the Offer, the Company and Foothill entered into an amendment to the Loan Agreement. In addition to permitting the purchases in the Offer, the amendment, among other things, decreased the maximum availability under the revolving portion of the Loan Agreement from approximately $23 million to $20 million and decreases the interest rate payable thereunder from prime plus 2 3/4% per annum to prime plus 1 1/2% per annum. Certain other fees were also reduced or eliminated; however, an additional one-time fee of 3/4 of 1% of the amount funded to purchase principal of the PIK Notes ($90,000) was required and has been paid. The term of the Loan Agreement continues to expire on July 16, 1999, and the indebtedness thereunder continues to be secured by substantially all of the assets of the Company and its subsidiaries other than certain excluded assets.

          ITEM 7.   EXHIBITS

EXHIBIT NO.      DESCRIPTION

10.1 First Amendment to the Loan Agreement, dated as of May 16, 1997, between Thousand Trails, Inc. and Foothill Capital Corporation.

99.1 Offer to Purchase for Cash Senior Subordinated Pay-In-Kind Notes Due 2003 of Thousand Trails, Inc., dated as of May 20, 1997, by Thousand Trails, Inc.

99.2             Press release issued by Thousand Trails, Inc. on June 24, 1997.



                         [SIGNATURE ON THE NEXT PAGE]

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 8, 1997

                                              THOUSAND TRAILS, INC.

                                              By: /s/ Walter B. Jaccard
                                                  --------------------------
                                                  Walter B. Jaccard
                                                  Vice President

                                 EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION

  10.1        First Amendment to the Loan Agreement,
              dated as of May 16, 1997, between
              Thousand Trails, Inc. and Foothill
              Capital Corporation.

  99.1        Offer to Purchase for Cash Senior
              Subordinated Pay-In-Kind Notes Due 2003
              of Thousand Trails, Inc., dated as of
              May 20, 1997, by Thousand Trails, Inc.

  99.2        Press release issued by Thousand
              Trails, Inc. on June 24, 1997.